Exhibit 10.4

August 28, 2020

Michael Mason

Dear Mike:

You and Karyopharm Therapeutics Inc. (the “Company”) are parties to a letter agreement dated February 1, 2019 related to your employment as the Senior Vice President, Chief Financial Officer and Treasurer of the Company (the “Letter Agreement”). This letter is to inform you that the Compensation Committee of the Board of Directors of the Company approved certain enhanced severance benefits for you, as described below, in addition to the benefits you may be entitled to under the Letter Agreement. Except as specifically set forth below, the Letter Agreement remains in full force and effect, and no provisions thereof are amended except as set forth below. Capitalized terms used but not defined herein shall have the meaning set forth in the Letter Agreement.

1.     The “Severance Period” as defined in Section 2(f) of the Letter Agreement shall be 12 months.

2.     In connection with a termination of your employment by the Company without Cause or your resignation for Good Reason, in either case within one year following the consummation of a Change in Control, and subject to the terms and conditions of the Letter Agreement with respect to your receipt of severance benefits in connection with such terminations, the Company will pay to you an amount equal to 100% of your target annual bonus for the year in which your termination occurs, which amount shall be payable in a lump sum on the date that the first continued salary payment is made to you under the Letter Agreement.

For the avoidance of doubt, nothing herein supersedes the Non-Disclosure, Inventions Assignment, Non-Competition, and Non-Solicitation Agreement you previously executed with the Company, which remains in effect, unaltered, in all respects.

Thank you for your continued commitment to Karyopharm!

[Signatures appear on the following page.]

Karyopharm Therapeutics Inc.

85 Wells Avenue

Newton, MA 02459

www.karyopharm.com

Sincerely,

/s/ Michael Kauffman

Michael Kauffman, M.D., Ph.D.

Acknowledged and Accepted

/s/ Michael Mason
Michael Mason

Date: August 31, 2020